EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of PNM Resources, Inc. on Form S-8 filed herewith of our report dated June 4, 2004, appearing in the Report on Form 11-K of the PNM Resources, Inc. Retirement Savings Plan for the year ended December 31, 2003.

/s/ Grant Thornton LLP

Albuquerque, New Mexico
November 4, 2005